CHINA VANTAGEPOINT ACQUISITION COMPANY

HAS ENTERED INTO A DEFINITIVE AGREEMENT FOR A BUSINESS COMBINATION

Miami, Florida, August 27, 2012 – China VantagePoint Acquisition Company (OTC Bulletin Board: CHVPF) (the “Company”) announced today that on August 24, 2012, it entered into a definitive agreement to complete a business combination with a company. The Company will file a form 8-K and provide more information on the transaction shortly. Pursuant to the Company’s Amended and Restated Articles of Association, the execution of the definitive agreement affords the Company a six-month extension for completion of the business combination until February 25, 2013.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded or followed by or that otherwise include the words "believes," "expects," “anticipates," "intends," "projects," "estimates," "plans," and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Forward-looking statements in this release also include statements about business and economic trends. Investors should also consider the areas of risk described under the heading "Forward Looking Statements" and those factors captioned as "Risk Factors" in the Company’s periodic reports under the Securities Exchange Act of 1934, as amended, or in connection with any forward-looking statements that may be made by the Company.

The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

For further information, please contact:

China VantagePoint Acquisition Company

Wei Li / Yiting Liu / Ye Sophie Tao

Tel: +1 (305) 981-6888